EX-99.g.i

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1.	Intention of the Parties	1
1.2.	Definitions; Interpretation	1

2.	WHAT J.P. MORGAN IS REQUIRED TO DO	4
2.1.	Set Up Accounts	4
2.2.	Cash Account	5
2.3.	Segregation of Assets; Nominee Name	5
2.4.	Settlement of Transactions	6
2.5.	Contractual Settlement Date Accounting	6
2.6.	Actual Settlement Date Accounting	6
2.7.	Income Collection (AutoCredit®)	7
2.8.	Miscellaneous Administrative Duties	7
2.9.	Corporate Actions	8
2.10.	Class Action Litigation	8
2.11.	Proxies	8
2.12.	Statements of Account	9
2.13.	Access to J.P. Morgan’s Records	9
2.14.	Maintenance of Financial Assets at Subcustodian Locations	9
2.15.	Tax Relief Services	10
2.16.	Foreign Exchange Transactions	10
2.17.	Notifications	10
2.18.	Sealed Envelopes	10

3.	INSTRUCTIONS	10
3.1.	Acting on Instructions; Method of Instruction and Unclear Instructions	10
3.2.	Verification and Security Procedures	11
3.3.	Instructions; Contrary to Law/Market Practice	11
3.4.	Cut-Off Times	11
3.5.	Electronic Access	11

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	11
4.1.	Fees and Expenses	11
4.2.	Overdrafts	12
4.3.	J.P. Morgan’s Right Over Securities; Set-off	12

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES	12
5.1.	Appointment of Subcustodians; Use of Securities Depositories	12
5.2.	Liability for Subcustodians	13

6.	ADDITIONAL PROVISIONS	15
6.1.	Representations of the Customer and J.P. Morgan	15
6.2.	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	16
6.3.	Special Settlement Services	16

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER	16
7.1.	Standard of Care; Liability	16
7.2.	Force Majeure	17
7.3.	J.P. Morgan May Consult With Counsel	17

7.4.	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	17
7.5.	Assets Held Outside J.P. Morgan’s Control	18
7.6.	Ancillary Services	18
7.7.	Service Locations	18

8.	TAXATION	18
8.1.	Tax Obligations	18
8.2.	Tax Relief Services	19

9.	TERMINATION	19
9.1.	Termination	19
9.2.	Exit Procedure	20
9.3.	Inactive Securities Accounts	20

10.	MISCELLANEOUS	21
10.1.	Notifications	21
10.2.	Successors and Assigns	21
10.3.	Entire Agreement and Amendments	21
10.4.	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branch	21
10.5.	Insurance	22
10.6.	Security Holding Disclosure	22
10.7.	U.S. Regulatory Disclosure	22
10.8.	Governing Law and Jurisdiction	22
10.9.	Severability; Waiver; and Survival	23
10.10.	Confidentiality	23
10.11.	Use of J.P. Morgan’s Name	24
10.12.	Counterparts	24
10.13.	No Third Party Beneficiaries	24
Schedule 1 List of Subcustodians and Markets Used by J.P. Morgan		26
Schedule 2 Form of Board Resolution		29
Schedule 3 List of J.P. Morgan Investor Services Custody Restricted Markets		30
Annex A Electronic Access		31

GLOBAL CUSTODY AGREEMENT

This agreement, dated December 13, 2016 (the “Agreement”), is between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), with a place of business at 4 Metrotech Center, Brooklyn, New York 11245; and OSI ETF Trust (the “Customer”), an investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (the “1940 Act”) with a place of business at 60 STATE STREET STE 700 BOSTON MA 02109, on behalf of each of the series of Customer listed on Schedule A hereto (each, a “Series”), separately and not jointly.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1.	Intention of the Parties

(a)	This Agreement sets out the terms on which J.P. Morgan will serve as custodian to the Series, it being understood that Customer is comprised of one or more Series, each of which represents an interest in a separate investment portfolio, but for administrative convenience only wishes to evidence its appointment of J.P. Morgan as custodian with this single agreement, notwithstanding its intention that each Series be separately bound. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement and will not be liable for any losses resulting from Country Risk.

(c)	The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement.

1.2.	Definitions; Interpretation

(a)	Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1.

“Account Assets” has the meaning set forth in Section 4.3(a).

“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Law” means any applicable statute, treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer in the form as provided by J.P. Morgan (or by written notice in the form as provided by J.P. Morgan from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement and any person who has been given an access code by a security administrator appointed by the Customer which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means all non-public information concerning the Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public other than as a direct result of J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Eligible Foreign Custodian” means: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the same meaning as in Rule 17f-7 under the 1940 Act as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with Rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to Rule 17f-5 under the 1940 Act.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate or a Security Entitlement. “Financial Asset” does not include cash.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes in good faith to have been given by an Authorized Person.

“J.P. Morgan Affiliate” means an entity controlling, controlled by, or under common control with J.P. Morgan.

“J.P. Morgan Indemnitees” means J.P. Morgan, J.P. Morgan Affiliates, Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on J.P. Morgan’s income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred and, where relevant, any and all amounts owing to J.P. Morgan by Customer’s counterparty in connection with collateral Accounts or control Accounts established at J.P. Morgan pursuant to the Customer’s Instruction) outstanding from time to time.

“Proxy Voting Service” has the meaning set forth in Section 2.11(a).

“Sealed Envelope” means a sealed envelope which the Customer requests J.P. Morgan to hold in custody. Nothing in this definition shall obligate J.P. Morgan to accept any such Sealed Envelope.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities, whether or not acting in that capacity.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means a security procedure to be followed by the Customer upon the issuance of an instruction and/or by J.P. Morgan upon the receipt of an instruction, so as to enable J.P. Morgan to verify that such instruction is authorized, as set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by J.P. Morgan from time to time upon notice to the Customer. The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility that the parties have agreed as a utility through which instructions may be provided hereunder and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized instruction.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Financial Assets and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1 – List of Subcustodians and Markets Used by J.P. Morgan) and includes any Affiliated Subcustodian Bank.

(b)	Interpretation

(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii)	Unless otherwise expressly stated to the contrary herein, references to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(iii)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine (and vice versa); use of the term “including” shall be deemed to mean “including but not limited” to, and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

(iv)	Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

(v)	References to “Customer” herein shall be deemed to refer to each Series of Customer, separately and not jointly.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1.	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)	one or more Securities Accounts in the name of the Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

(ii)	one or more cash accounts in the name of the Customer (each, a “Cash Account”) (or in another name requested by the Customer that is acceptable to J.P. Morgan) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer.

Notwithstanding paragraph 2.1(a)(ii), cash held in respect of those markets where the Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of the Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(c)	In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)	Upon thirty (30) days’ prior notice to the Customer, J.P. Morgan may close any Account that it reasonably determines to be dormant. In the case of a dormant Cash Account, J.P. Morgan may, upon closure of the Account, pay any de minimis balances in that Cash Account into another Cash Account of the Customer, and is authorized to enter into with Customer any foreign exchange transactions needed to facilitate the payment, as contemplated by Section 2.16 of this Agreement

(e)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of the Customer’s constitutional documents as in force at the time of receipt;

(ii)	evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body (the “Board”), substantially in the form set out in Schedule 2 Form of Board Resolution);

(iii)	fund manager mandate completed by the fund manager designated by the Customer;

(iv)	information about the Customer’s financial status, such as its audited and unaudited financial statements; and

(v)	in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iv).

2.2.	Cash Account

(a)	Any amount standing to the credit of the Cash Account will be either:

(i)	deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan’s head office or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer by J.P. Morgan as banker, provided that (A) any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency and (B) from time to time, J.P. Morgan may, in its discretion, pay interest on any such deposit account at a rate to be determined by J.P. Morgan (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative); or

(ii)	placed by J.P. Morgan with a bank or other financial institution in the country in which the applicable currency is issued, in which case the deposit will constitute a debt owing to the Customer by that bank or other financial institution and not J.P. Morgan, payable exclusively in the applicable currency at that bank or financial institution.

(b)	Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

2.3.	Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its books that Financial Assets credited to the Customer’s Securities Account belong to the Customer (except as may be otherwise agreed by J.P. Morgan and the Customer).

(b)	To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion to:

(i)	hold in bearer form such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	hold Financial Assets in or deposit Financial Assets with any Securities Depository;

(iii)	hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited by the Customer;

(iv)	register in the name of the Customer, J.P. Morgan, a Subcustodian, a Securities Depository or their respective nominees, such Financial Assets as are customarily held in registered form; and

(v)	decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations.

2.4.	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer. In the case of the failure of the Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will notify the Customer of such failure. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce rights that the Customer has against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5.	Contractual Settlement Date Accounting

(a)	J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and post the Securities Account as pending delivery of the relevant Financial Assets.

(ii)	Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount. J.P. Morgan will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from such list upon reasonable notice to the Customer.

(b)	J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to the Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any Liabilities resulting from such reversal. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets available to the Customer.

2.6.	Actual Settlement Date Accounting

With respect to settlement of any transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

2.7.	Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b)	J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) for those Financial Assets and/or markets for which J.P. Morgan customarily offers an AutoCredit service. However, J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Upon request, J.P. Morgan shall provide the Customer with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon oral or written notification to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

(c)	When the AutoCredit service is not available, income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(d)	J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8.	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)	present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)	In the event that, as a result of holding of Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash the Customer would have received, as reasonably determined by J.P. Morgan, had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)	If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

(d)	J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings and other similar actions.

2.9.	Corporate Actions

(a)	J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person.

(b)	J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

(c)	When instructed by the Customer, subject to availability in the market, J.P. Morgan, or a J.P. Morgan Affiliate, shall place orders for the sale of rights offerings that the Customer received from Corporate Actions. A current list of markets in which this service is being offered is available from J.P. Morgan on request.

2.10.	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The services set forth in this Section 2.10 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.11.	Proxies

(a)	J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from

J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as all documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)	J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer.

2.12.	Statements of Account

(a)	J.P. Morgan will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account and to identify Account Assets as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (x) the Information is made available to the Customer or (y) the Customer discovers that it is unable to access the Information, as the case may be.

(b)	The Customer acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis- postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.13.	Access to J.P. Morgan’s Records

(a)	J.P. Morgan will, upon reasonable written notice, allow the Customer’s auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to the Accounts as may be required in connection with their examination of books and records pertaining to the Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan shall direct any Subcustodian to permit the Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)	J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. The Customer shall reimburse J.P. Morgan for the reasonable cost of copying, collating and researching archived information.

(c)	J.P. Morgan shall keep records relating to its activities and obligations under this Agreement in the form and manner, and for such period, as it may deem advisable pursuant to the document retention policies of J.P. Morgan and all such records prepared or maintained by J.P. Morgan relating to its activities and obligations performed by J.P. Morgan hereunder will be preserved, maintained, and made available to Customer, which shall in no event be less than the period the Customer is required to maintain similar records under Rule 31a-2 of the 1940 Act. Upon reasonable request by Customer, JPM will provide a copy of the records (or a summary or compilation of records as J.P. Morgan and Customer reasonably, and in good faith, deem satisfactory) to Customer or its designee on and in accordance with its request. J.P. Morgan acknowledges and agrees that the underlying records maintained by J.P. Morgan are the property of Customer.

2.14.	Maintenance of Financial Assets at Subcustodian Locations

(a)	Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 - List of Subcustodians and Markets Used by J.P. Morgan, as in effect from time to time. J.P. Morgan may modify Schedule 1 – List of Subcustodians and Markets Used by J.P. Morgan from time to time upon notice to the Customer.

(b)	J.P. Morgan reserves the right to restrict the services it provides in certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 3 - List of J.P. Morgan Investor Services Custody Restricted Markets. J.P. Morgan may update Schedule 3 - List of J.P. Morgan Investor Services Custody Restricted Markets from time to time upon notice to the Customer.

2.15.	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16.	Foreign Exchange Transactions

To facilitate the administration of the Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with the Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through J.P. Morgan Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or J.P. Morgan Affiliates or Subcustodians enter into foreign exchange contracts or facilities with the Customer, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as the Customer’s agent, and such transactions will be governed by the terms and conditions of such foreign exchange contracts or facilities (as the case may be). Such foreign exchange contracts and facilities shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to the Customer’s foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting as the Customer’s principal counterparty on such foreign exchange contracts or facilities (as the case may be).

2.17.	Notifications

If the Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement, other than notifications pursuant to Article 9, by posting it on the website.

2.18.	Sealed Envelopes

From time to time, at the Customer’s request, J.P. Morgan may agree to hold certain Sealed Envelopes in custody for the Customer. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan’s sole responsibility with regards to Sealed Envelopes will be to hold them in J.P. Morgan's or in a Subcustodian's possession. J.P. Morgan shall not be responsible for verifying the content of any Sealed Envelope purported to contain assets or assessing the value, validity or transferability of any such assets (including the existence or value of any investments contained in any Sealed Envelope). With respect to Sealed Envelopes, neither J.P. Morgan nor its Subcustodians will be obligated to perform any service or action described in this Agreement, including, but not limited to, asset servicing, tax services, corporate actions, income or dividend collection, settlement services or class action litigation.

3.	INSTRUCTIONS

3.1.	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)	The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction unless the Liabilities result from an act of negligence, fraud or willful misconduct on the part of a J.P. Morgan Indemnitee with respect to the manner in which such Instructions are followed.

(b)	To the extent possible, instructions to J.P. Morgan shall be sent via electronic instruction or trade information system acceptable to J.P. Morgan or via facsimile transmission. Where reasonably practicable, the Customer will use automated and electronic methods of sending instructions.

(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2.	Verification and Security Procedures

(a)	J.P. Morgan and the Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

3.3.	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to Applicable Law, regulation or market practice. J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event that J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify the Customer where reasonably practicable.

3.4.	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction was received.

3.5.	Electronic Access

Access by the Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s website or otherwise shall be governed by this Agreement and the terms and conditions set forth in Annex A Electronic Access.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1.	Fees and Expenses

The Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers or their agents. Invoices will be payable within thirty (30) days of the date of the invoice. If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except such portion of the invoice that the Customer has objected to within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts. Unless expressly specified in this Agreement, fees and expenses hereunder excludes any price or cost that J.P. Morgan may charge as the Customer’s counterparty in the event J.P. Morgan enters into a principal transaction with the Customer.

4.2.	Overdrafts

If a debit to any currency in the Cash Account results or would result in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account. The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time.

4.3.	J.P. Morgan’s Right Over Securities; Set-off

(a)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan and J.P. Morgan Affiliates shall have, and the Customer grants to J.P. Morgan and J.P. Morgan Affiliates, a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer by J.P. Morgan (“Account Assets”) as security for any and all Liabilities of the Customer to J.P. Morgan and/or any of J.P. Morgan Affiliates, and J.P. Morgan shall be entitled without notice to the Customer, to withhold delivery of such Account Assets, sell or otherwise realize any of such Account Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of the relevant currencies.

(b)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Customer owed to J.P. Morgan or any of J.P. Morgan Affiliates, any amount in any currency (i) standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any J.P. Morgan Affiliate and/or (ii) owed to the Customer by any J.P. Morgan branch or office or by any J.P. Morgan Affiliate. For this purpose, J.P. Morgan and J.P. Morgan Affiliate shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c)	Notwithstanding any other provision in this Agreement to the contrary, the Account Assets attributable to a Series may not be used to pay for the Liabilities of any other Series, nor may the Liabilities of the Series be paid for from the Account Assets of any other Series.

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES

5.1.	Appointment of Subcustodians; Use of Securities Depositories

(a)	J.P. Morgan is authorized under this Agreement to act through and hold the Customer’s Financial Assets with Subcustodians. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates, and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets.

(b)	Any agreement that J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless required otherwise by Applicable Law in the relevant market. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Financial Assets with a Securities Depository, J.P. Morgan will direct the Subcustodian to identify on its records that the Financial Assets deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent of the Customer. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

(c)	J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs a loss due to an act or omission, negligence, willful misconduct or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

5.2.	Liability for Subcustodians

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by the Customer that result from:

(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian Bank.

(b)	Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian Bank.

(c)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by the Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3.	Compliance with SEC rule 17f-5 (“rule 17f-5”)

(a)	The Customer’s Board hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advice the Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as the Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

i.	provide written reports notifying the Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Customer’s foreign custody arrangements (and, until further notice from the Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

ii.	exercise such reasonable care, prudence and diligence in performing as the Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

iii.	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c) (1) (i)-(iv);

iv.	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market; and

v.	have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise the Customer and shall then act in accordance with the Instructions of the Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of the Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c)	Except as expressly provided herein, the Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)	J.P. Morgan represents to the Customer that it is a U.S. Bank as defined in Rule 17f-5(a) (7). The Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on J.P. Morgan to perform as the Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that the Customer may maintain foreign Financial Assets and cash in each country in which the Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of the Customer that would entail consideration of Country Risk.

(e)	J.P. Morgan shall provide to the Customer such information relating to Country Risk as is specified in Schedule 1-A hereto. The Customer hereby acknowledges that: (i) such information is solely designed to inform the Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

5.4.	Compliance with SEC rule 17f-7 ("rule 17f-7")

(a)	J.P. Morgan shall, for consideration by the Customer, provide an analysis in accordance with maintaining the Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of the Customer’s foreign Financial Assets and cash at such Eligible Securities Depository) and at which any foreign Financial Assets and cash of the Customer are held or are expected to be held. The foregoing analysis will be provided to the Customer at J.P. Morgan’s website. In connection with the foregoing, the Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. J.P. Morgan shall monitor the custody risks associated with maintaining the Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 5.4(a) above.

(c)	Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 1-B hereto and shall promptly advise the Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Schedule 1-B hereto, and as the same may be amended on notice to the Customer from time to time.)

6.	ADDITIONAL PROVISIONS

6.1.	Representations of the Customer and J.P. Morgan

(a)	The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents (including from the Customer’s underlying clients, if applicable), to deposit and control the Financial Assets, Sealed Envelopes and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to incur overdraft, to grant a lien over Account Assets as contemplated by Section 4.3and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (v) the Financial Assets, Sealed Envelopes and cash deposited in the Accounts (other than those assets (A) pledged to a Counterparty pursuant to Section 2.1(c) or (B) held in Accounts established pursuant to certain account control agreements among the Customer, J.P. Morgan and secured party named therein, (A) and (B) collectively referred to as “Control Account Assets”) are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets, Sealed Envelopes or cash (other than Control Account Assets); (vi) no delivery of Account Assets by the Customer to J.P. Morgan and no Instruction by the Customer with respect to such Account Assets will contravene Applicable Law; and (vii) none of the Financial Assets, Sealed Envelopes and cash to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and the Customer shall indemnify J.P. Morgan against all Liabilities arising directly or indirectly from any such certifications.

(b)	J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2.	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If the Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

6.3.	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER

7.1.	Standard of Care; Liability

(a)	J.P. Morgan will use reasonable care in performing its obligations under this Agreement and shall be liable to Customer for Liabilities asserted against or incurred by Customer in connection with the failure of J.P. Morgan to exercise such reasonable care. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care unless the same results from an act of negligence, fraud or willful misconduct on the part of J.P. Morgan or any J.P. Morgan Indemnitee.

(b)	J.P. Morgan will only be liable for the Customer’s direct losses and only to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Under no circumstances will J.P. Morgan be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as custodian or banker.

(c)	The Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided that J.P. Morgan Indemnitee has not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets. Nevertheless, the Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2(a) of this Agreement.

(d)	The Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to:

(i)	question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

(ii)	supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii)	advise the Customer or an Authorized Person regarding any default in the payment of principal or income on any Financial Asset other than as provided in Section 2.7(b) of this Agreement; and

(iv)	evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash. J.P. Morgan is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid.

7.2.	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business as required by Applicable Law and as it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that the Customer may suffer or incur, caused by an act of God, fire, flood, epidemics, earthquakes or other disasters, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), nationalization, expropriation, legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to J.P. Morgan’s negligence in maintaining the equipment or software), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communications facilities, power failures or any other cause beyond the reasonable control of J.P. Morgan (including, without limitation, the non-availability of appropriate foreign exchange).

7.3.	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisors (which may be the professional advisors of the Customer) in relation to matters of law, regulation or market practice and will not be liable to the Customer under this Agreement for any action taken or omitted pursuant to such advice.

7.4.	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or J.P. Morgan Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5.	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by J.P. Morgan or (b) register or record Financial Assets in the name of any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record on J.P. Morgan’s records Financial Assets held outside of J.P. Morgan’s control. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6.	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

7.7.	Service Locations

J.P. Morgan maintains various operational/service centers and locations in the United States and other jurisdictions. The services provided under this Agreement may be provided from one or more such locations. J.P. Morgan may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8.	TAXATION

8.1.	Tax Obligations

(a)	The Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Customer’s Accounts.

(b)	The Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. The Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, whether payable or paid, that result from

(i)	the inaccurate completion of documents by the Customer or any third party;

(ii)	the provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party;

(iii)	the withholding of material information by the Customer or any third party; or

(iv)	any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)	If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, withholding under United States Foreign Account Tax Compliance Act, United States non-resident alien tax and/or backup withholding tax, as applicable).

(d)	The Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2.	Tax Relief Services

(a)	Subject to the provisions of this Section 8.2, J.P. Morgan will provide a “relief at source” service to obtain a reduction of withholding tax withheld as may be available in the applicable market in respect of income payments on Financial Assets comprised of American Depository Receipts (“ADRs”) credited to the Securities Account that J.P. Morgan believes may be available to the Customer. To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time-to- time set minimum thresholds as to a de minimis value of tax relief claims which it will pursue in respect of income payments under this Section.

(b)	The provision of a tax relief service by on ADRs by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Securities Account and/or the payment of income.

(c)	J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1.	Termination

(a)	The initial term of this Agreement shall be for a period of three (3) years following the date on which J.P. Morgan commenced providing services under the Agreement (“Initial Term”). Following the Initial Term, the Customer may terminate this Agreement by giving not less than sixty (60) days’ prior written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ prior written notice to the Customer.

(b)	Notwithstanding Section 9.1(a):

(i)	Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management, being subject to an involuntary order for the transfer of all or part of its business by a statutory authority, having any of its issued shares suspended from trading on any exchange on which they are listed (if applicable) or being the subject of a similar measure;

(iii)	J.P. Morgan may terminate this Agreement by giving not less than sixty (60) days’ prior written notice to the Customer in the event that J.P. Morgan reasonably determines that the Customer has ceased to satisfy J.P. Morgan’s customary credit requirements and/or reputational or regulatory concerns; and

(iv)	[The Customer may terminate this Agreement at any time during the Initial Term by giving not less than sixty (60) days’ prior written notice to J.P. Morgan upon payment of a termination fee (the “Early Termination Fee”). The Early Termination Fee will be an amount equal to six (6) times the average monthly fees paid during the six (6) month period prior to the Customer’s notice of termination, or since the date on which J.P. Morgan commenced providing services under this Agreement if such period is less than six (6) months. ][TO BE DISCUSSED]

(v)	Customer may terminate this Agreement upon a merger, reorganization, stock sale or asset sale of all or substantially all of J.P. Morgan’s fund custody business without paying the Early Termination Fee; provided such merger, reorganization or sale is not with an Affiliate or subsidiary of J.P. Morgan.

9.2.	Exit Procedure

The Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will in any event be entitled to deduct any amounts owing to it from the Cash Account prior to delivery of the Financial Assets and cash. In the event that insufficient funds are available in the Cash Account, the Customer agrees that J.P. Morgan may, in such manner and, at such time or times as J.P. Morgan in its sole discretion sees fit, liquidate any Financial Assets that J.P. Morgan in its sole discretion may select, in the Securities Account in order to deduct such amount from the proceeds (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). The Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.3.	Inactive Securities Accounts

J.P. Morgan reserves the right to charge a reasonable account maintenance fee for any inactive Securities Account in respect of which J.P. Morgan has not received any Instructions for at least one (1) year. The Customer shall be notified by J.P. Morgan of such fee at its address last known to J.P. Morgan, and J.P. Morgan may automatically deduct such fee from the Cash Account. In the event that insufficient funds are available in the Cash Account, the Customer agrees that J.P. Morgan may, in its sole discretion, liquidate any Financial Assets from the Securities Account in such manner and at such time or times as J.P. Morgan deems appropriate in order to deduct the amount of the maintenance fee from the proceeds.

9.4.	Appointment of Successor Custodian

If a successor custodian shall have been appointed by the Board, J.P. Morgan shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Financial Assets and Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by Customer and held by J.P. Morgan as custodian, and (ii) transfer any Financial Assets and Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of Customer at the successor custodian, provided that Customer shall have paid to J.P. Morgan all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, J.P. Morgan shall, at the reasonable expense of Customer, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by J.P. Morgan under this Agreement in a form reasonably acceptable to Customer (if such form differs from the form in which J.P. Morgan has maintained the same, Customer shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities.

10.	MISCELLANEOUS

10.1.	Notifications

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, nationally recognized delivery services, courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless at least two (2) days’ prior notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2.	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except that J.P. Morgan may assign this Agreement without the Customer’s consent (a) to any J.P. Morgan Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3.	Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Riders (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account), sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.4.	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branch

Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

To the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at J.P. Morgan London Branch, please note that J.P. Morgan London Branch is a participant in the UK Financial Services Compensation Scheme (the "FSCS"). The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom J.P. Morgan London Branch provides services in the event that they suffer a financial loss as a direct consequence of J.P. Morgan London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS, as at the date of this Agreement, in relation to eligible deposits is £75,000. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at J.P. Morgan London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk.

Further information is also available online at www.jpmorgan.com/pages/deposit-guarantee-scheme- directive.

10.5.	Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to the Customer upon written request.

10.6.	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Securities positions of the Customer in response to shareholder communications requests regarding the Account.

10.7.	U.S. Regulatory Disclosure

(a)	Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including, without limitation, the Customer’s name, address and organizational documents (“identifying information”). The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by J.P. Morgan.

(b)	The Customer hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Account.

10.8.	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.9.	Severability; Waiver; and Survival

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Agreement shall survive its termination.

10.10.	Confidentiality

(a)	Subject to Section 10.10(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of the Customer.

(b)	The Customer authorizes J.P. Morgan to disclose Confidential Information to the following persons, provided that in the case of (i) through (iii) below, J.P. Morgan shall be liable to Customer if a such person discloses Confidential Information in a manner not permitted by this Section 10.10:

(i)	any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its branches and J.P. Morgan Affiliates; and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax claim.

(c)	Immediately upon: (i) termination of this Agreement; and/or (ii) a written request by Customer at any time (which will be effective if actually received by J.P. Morgan), J.P. Morgan will return to Customer (as requested by Customer) any Confidential Information still in J.P. Morgan’s possession and capable of being returned; provided that J.P. Morgan shall be permitted to retain media and materials containing Confidential Information of Customer hereto for customary archival and audit purposes (including with respect to regulatory compliance) subject to the terms of this Agreement. Customer may request and J.P. Morgan shall provide upon request an attestation certifying the return or destruction of Confidential Information in a form the parties mutually agree to.

10.11.	Use of J.P. Morgan’s Name

The Customer agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Customer, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as custodian to the Customer.

10.12.	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13.	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

OSI ETF TRUST	JPMORGAN CHASE BANK, N.A.

By:	/s/ Kevin Beadles	By:	/s/ Anna Maria Calla Minniti
Name:	Kevin Beadles	Name:	Anna Maria Calla Minniti
Title:	President	Title:	Vice President
Date:	December 13, 2016	Date:	December 19, 2016

Schedule A List of Series under Customer

OShares FTSE Russell Small Cap Quality Dividend ETF

Schedule 1 List of Subcustodians and Markets Used by J.P. Morgan

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Avenida Martin Garcia 464, 5th Floor	Buenos Aires
C1268ABN Buenos Aires
ARGENTINA

AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group Ltd.
	Level 31, 101 Collins Street	Melbourne
Melbourne 3000
AUSTRALIA

AUSTRIA	UniCredit Bank Austria AG	J.P. Morgan AG**
	Julius Tandler Platz - 3	Frankfurt am Main
A-1090 Vienna
AUSTRIA

BAHRAIN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	1st Floor, Building No 2505, Road No 2832	Al Seef
Al Seef 428
BAHRAIN

BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	Portlink Tower	Dhaka
Level-6, 67 Gulshan Avenue
Gulshan
Dhaka -1212
BANGLADESH

BELGIUM	BNP Paribas Securities Services S.C.A.	J.P. Morgan A.G.**
	Central Plaza Building	Frankfurt am Main
Rue de Loxum, 25
7th Floor
1000 Brussels
BELGIUM

BERMUDA	HSBC Bank Bermuda Limited	HSBC Bank Bermuda Limited
	6 Front Street	Hamilton
Hamilton HM 11
BERMUDA

BOTSWANA	Standard Chartered Bank Botswana Limited	Standard Chartered Bank Botswana Limited
	5th Floor, Standard House	Gaborone
P.O. Box 496
Queens Road, The Mall
Gaborone
BOTSWANA

BRAZIL	J.P. Morgan S.A. DTVM**	J.P. Morgan S.A. DTVM**
	Av. Brigadeiro Faria Lima, 3729, Floor 06	Sao Paulo
Sao Paulo SP 04538-905
BRAZIL

BULGARIA	Citibank Europe plc	ING Bank N.V.
	Serdika Offices	Sofia
10th Floor
48 Sitnyakovo Blvd
Sofia 1505
BULGARIA

** J.P. Morgan affiliate	Page 1 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	320 Bay Street	Toronto
Toronto Ontario M5H 4A6
CANADA

Royal Bank of Canada
155 Wellington Street West, 2nd Floor
Toronto Ontario M5V 3L3
CANADA

CHILE	Banco Santander Chile	Banco Santander Chile
	Bandera 140, Piso 4	Santiago
Santiago
CHILE

CHINA A-SHARE	HSBC Bank (China) Company Limited	HSBC Bank (China) Company Limited
	33/F, HSBC Building, Shanghai ifc	Shanghai
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA

CHINA B-SHARE	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.**
	33/F, HSBC Building, Shanghai ifc	New York
8 Century Avenue, Pudong
	Shanghai 200120	JPMorgan Chase Bank, N.A.**
	THE PEOPLE'S REPUBLIC OF CHINA	Hong Kong

CHINA CONNECT	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	48th Floor, One Island East	Hong Kong
18 Westlands Road, Quarry Bay

HONG KONG

COLOMBIA	Cititrust Colombia S.A.	Cititrust Colombia S.A.
	Carrera 9 A # 99-02, 3rd floor	Bogotá
Bogota
COLOMBIA

*COSTA RICA*	Banco BCT, S.A.	Banco BCT, S.A.
	150 Metros Norte de la Catedral Metropolitana	San Jose
Edificio BCT
San Jose
COSTA RICA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

CROATIA	Privredna banka Zagreb d.d.	Zagrebacka banka d.d.
	Radnicka cesta 50	Zagreb
10000 Zagreb
CROATIA

CYPRUS	HSBC Bank plc	J.P. Morgan AG**
	109-111, Messogian Ave.	Frankfurt am Main
115 26 Athens
GREECE

** J.P. Morgan affiliate	Page 2 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

CZECH REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s.	Ceskoslovenska obchodni banka, a.s.
	BB Centrum - FILADELFIE	Prague
Zeletavska 1525-1
140 92 Prague 1
CZECH REPUBLIC

DENMARK	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S
	Christiansbro	Copenhagen
Strandgade 3
P.O. Box 850
DK-0900 Copenhagen
DENMARK

EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT

ESTONIA	Swedbank AS	J.P. Morgan AG**
	Liivalaia 8	Frankfurt am Main
15040 Tallinn
ESTONIA

FINLAND	Nordea Bank Finland Plc	J.P. Morgan AG**
	Aleksis Kiven katu 3-5	Frankfurt am Main
FIN-00020 NORDEA Helsinki
FINLAND

FRANCE	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	3, rue d'Antin	Frankfurt am Main
75002 Paris
FRANCE

GERMANY	Deutsche Bank AG	J.P. Morgan AG**
	Alfred-Herrhausen-Allee 16-24	Frankfurt am Main
D-65760 Eschborn
GERMANY

J.P. Morgan AG#**
Taunustor 1 (TaunusTurm)
60310 Frankfurt am Main
GERMANY
" Custodian for local German custody clients only.

GHANA	Standard Chartered Bank Ghana Limited	Standard Chartered Bank Ghana Limited
	Accra High Street	Accra
P.O. Box 768
Accra
GHANA

GREECE	HSBC Bank plc	J.P. Morgan AG**
	Messogion 109-111	Frankfurt am Main
11526 Athens
GREECE

** J.P. Morgan affiliate	Page 3 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

HONG KONG	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	48th Floor, One Island East	Hong Kong
18 Westlands Road, Quarry Bay

HONG KONG

HUNGARY	Deutsche Bank AG	ING Bank N.V.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY

*ICELAND*	Islandsbanki hf.	Islandsbanki hf.
	Kirkjusandur 2	Reykjavik
IS-155 Reykjavik
ICELAND

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

INDIA	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	6th Floor, Paradigm ‘B’ Wing	Mumbai
Mindspace, Malad (West)
Mumbai 400 064
INDIA

INDONESIA	The Hongkong and Shanghai Banking Corporation	The Hongkong and Shanghai Banking Corporation
	Limited	Limited
Jakarta
Jakarta 12930
INDONESIA

IRELAND	JPMorgan Chase Bank, N.A.**	J.P. Morgan AG**
	25 Bank Street, Canary Wharf	Frankfurt am Main
London E14 5JP
UNITED KINGDOM

ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
65136 Tel Aviv
ISRAEL

ITALY	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Piazza Lina Bo Bardi, 3	Frankfurt am Main
20124 Milan
ITALY

JAPAN	Mizuho Bank, Ltd.	JPMorgan Chase Bank, N.A.**
	2-15-1, Konan	Tokyo
Minato-ku
Tokyo 108-6009
JAPAN

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1-3-2 Nihombashi Hongoku-cho
Chuo-ku
Tokyo 103-0021
JAPAN

** J.P. Morgan affiliate	Page 4 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

JORDAN	Standard Chartered Bank	Standard Chartered Bank
	Shmeissani Branch	Amman
Al-Thaqafa Street
Building # 2
P.O.BOX 926190
Amman
JORDAN

KAZAKHSTAN	JSC Citibank Kazakhstan	JSC Citibank Kazakhstan
	Park Palace, Building A, Floor 2	Almaty
41 Kazybek Bi
Almaty 050010
KAZAKHSTAN

KENYA	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Kenya Limited
	Chiromo	Nairobi
48 Westlands Road
Nairobi 00100
KENYA

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Kuwait City, Sharq Area	Safat
Abdulaziz Al Sager Street
Al Hamra Tower, 37F
Safat 13017 KUWAIT

LATVIA	Swedbank AS
	Balasta dambis 1a	J.P. Morgan AG**
	Riga LV-1048	Frankfurt am Main
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.**
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

*SUSPENDED UNTIL FURTHER NOTICE. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

LITHUANIA	AB SEB Bankas	AB SEB Bankas
	12 Gedimino pr.	Vilnius
LT 2600 Vilnius
	LITHUANIA	J.P. Morgan AG**
Frankfurt am Main

LUXEMBOURG	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	33, Rue de Gasperich	Frankfurt am Main
L-5826 Hesperange
LUXEMBOURG

*MALAWI*	Standard Bank Limited, Malawi	Standard Bank Limited, Malawi
	1st Floor Kaomba House	Blantyre
Cnr Glyn Jones Road & Victoria Avenue
Blantyre
MALAWI

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

** J.P. Morgan affiliate	Page 5 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
12th Floor, South Tower
50100 Kuala Lumpur
MALAYSIA

MAURITIUS	The Hongkong and Shanghai Banking Corporation	The Hongkong and Shanghai Banking Corporation
	Limited	Limited
	HSBC Centre	Ebene
18 Cybercity
Ebene
MAURITIUS

MEXICO	Banco Nacional de Mexico, S.A.	Banco Santander (Mexico), S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO

MOROCCO	Société Générale Marocaine de Banques	Attijariwafa Bank S.A.
	55 Boulevard Abdelmoumen	Casablanca
Casablanca 20100
MOROCCO

NAMIBIA	Standard Bank Namibia Limited	The Standard Bank of South Africa Limited
	Mutual Platz	Johannesburg
2nd Floor, Standard Bank Centre
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA

NETHERLANDS	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Herengracht 595	Frankfurt am Main
1017 CE Amsterdam
NETHERLANDS

NEW ZEALAND	JPMorgan Chase Bank, N.A.**	Westpac Banking Corporation
	Level 13, 2 Hunter Street	Wellington
Wellington 6011
NEW ZEALAND

NIGERIA	Stanbic IBTC Bank Plc	Stanbic IBTC Bank Plc
	Plot 1712	Lagos
Idejo Street
Victoria Island
Lagos
NIGERIA

NORWAY	Nordea Bank Norge ASA	Nordea Bank Norge ASA
	Essendropsgate 7	Oslo
PO Box 1166
NO-0107 Oslo
NORWAY

** J.P. Morgan affiliate	Page 6 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

OMAN	HSBC Bank Oman S.A.O.G.	HSBC Bank Oman S.A.O.G.
	2nd Floor Al Khuwair	Seeb
PO Box 1727 PC 111
Seeb
OMAN

PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	P.O. Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN

PERU	Citibank del Perú S.A.	Citibank del Perú S.A.
	Av. Canaval y Moreryra 480 Piso 4	Lima
San Isidro
Lima 27
PERU

PHILIPPINES	The Hongkong and Shanghai Banking Corporation	The Hongkong and Shanghai Banking Corporation
	Limited	Limited
	7/F HSBC Centre	Taguig City
3058 Fifth Avenue West
Bonifacio Global City
1634 Taguig City
PHILIPPINES

POLAND	Bank Handlowy w. Warszawie S.A.	mBank S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw
POLAND

PORTUGAL	BNP Paribas Securities Services S.C.A.	J.P. Morgan AG**
	Avenida D.João II, Lote 1.18.01, Bloco B,	Frankfurt am Main
7º andar
1998-028 Lisbon
PORTUGAL

QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	2nd Floor, Ali Bin Ali Tower	Doha
Building 150 (Airport Road)
PO Box 57
Doha
QATAR

ROMANIA	Citibank Europe plc	ING Bank N.V.
	145 Calea Victoriei	Bucharest
1st District
010072 Bucharest
ROMANIA

RUSSIA	J.P. Morgan Bank International (Limited Liability	JPMorgan Chase Bank, N.A.**
	Company)**	New York
10, Butyrsky Val
White Square Business Centre
Floor 12
Moscow 125047
RUSSIA

** J.P. Morgan affiliate	Page 7 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

SAUDI ARABIA	HSBC Saudi Arabia Limited	HSBC Saudi Arabia Limited
	2/F HSBC Building	Riyadh
Olaya Road, Al-Murooj
Riyadh 11413
SAUDI ARABIA

SERBIA	Unicredit Bank Srbija a.d.	Unicredit Bank Srbija a.d.
	Rajiceva 27-29	Belgrade
11000 Belgrade
SERBIA

SINGAPORE	DBS Bank Ltd	Oversea-Chinese Banking Corporation
	10 Toh Guan Road	Singapore
DBS Asia Gateway, Level 04-11 (4B)
608838
SINGAPORE

SLOVAK REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s.	J.P. Morgan AG**
	Sancova 1/A	Frankfurt am Main
SK-813 33 Bratislava
SLOVAK REPUBLIC

SLOVENIA	UniCredit Banka Slovenija d.d.	J.P. Morgan AG**
	Smartinska 140	Frankfurt am Main
SI-1000 Ljubljana
SLOVENIA

SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA

SOUTH KOREA	Standard Chartered Bank Korea Limited	Standard Chartered Bank Korea Limited
	47 Jongro, Jongro-Gu	Seoul
Seoul 03160
SOUTH KOREA

	Kookmin Bank Co., Ltd.	Kookmin Bank Co., Ltd.
	84, Namdaemun-ro, Jung-gu	Seoul
Seoul 100-845
SOUTH KOREA

SPAIN	Santander Securities Services, S.A.	J.P. Morgan AG**
	Ciudad Grupo Santander	Frankfurt am Main
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN

SRI LANKA	The Hongkong and Shanghai Banking Corporation	The Hongkong and Shanghai Banking Corporation
	Limited	Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA

** J.P. Morgan affiliate	Page 8 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

SWEDEN	Nordea Bank AB (publ)	Svenska Handelsbanken
	Hamngatan 10	Stockholm
SE-105 71 Stockholm
SWEDEN

SWITZERLAND	UBS Switzerland AG	UBS Switzerland AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Xin Yi Road
Taipei 11047
TAIWAN

*TANZANIA*	Stanbic Bank Tanzania Limited	Stanbic Bank Tanzania Limited
	Stanbic Centre	Dar es Salaam
Corner Kinondoni and A.H. Mwinyi Roads
P.O. Box 72648
Dar es Salaam
TANZANIA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

THAILAND	Standard Chartered Bank (Thai) Public Company	Standard Chartered Bank (Thai) Public Company
	Limited	Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
90 North Sathorn Road Bangrak
Silom, Bangrak
Bangkok 10500
THAILAND

TRINIDAD AND	Republic Bank Limited	Republic Bank Limited
TOBAGO	9-17 Park Street	Port of Spain
Port of Spain
TRINIDAD AND TOBAGO

TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
Tunis 1000
TUNISIA

TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A.**
	Inkilap Mah., Yilmaz Plaza	Istanbul
O. Faik Atakan Caddesi No: 3
34768 Umraniye, Istanbul
TURKEY

UGANDA	Standard Chartered Bank Uganda Limited	Standard Chartered Bank Uganda Limited
	5 Speke Road	Kampala
P.O. Box 7111
Kampala
UGANDA

** J.P. Morgan affiliate	Page 9 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

*UKRAINE*	PJSC Citibank	PJSC Citibank
	16-G Dilova Street	Kiev
03150 Kiev
	UKRAINE	JPMorgan Chase Bank, N.A.**
New York

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES - ADX	Emaar Square, Level 4, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES - DFM	Emaar Square, Level 4, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A. **
EMIRATES - NASDAQ	Emaar Square, Level 4, Building No. 5	New York
DUBAI	P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

UNITED KINGDOM	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	25 Bank Street, Canary Wharf	London
London E14 5JP
UNITED KINGDOM

	Deutsche Bank AG Depository and Clearing Centre	Varies by currency
10 Bishops Square
London E1 6EG
UNITED KINGDOM

UNITED STATES	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.**
	4 New York Plaza	New York
New York NY 10004
UNITED STATES

URUGUAY	Banco Itaú Uruguay S.A.	Banco Itaú Uruguay S.A.
	Zabala 1463	Montevideo
11000 Montevideo
URUGUAY

VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Avenida Casanova	Caracas
Centro Comercial EI Recreo
Torre Norte, Piso 19
Caracas 1050
VENEZUELA

VIETNAM	HSBC Bank (Vietnam) Ltd.	HSBC Bank (Vietnam) Ltd.
	Centre Point	Ho Chi Minh City
106 Nguyen Van Troi Street
Phu Nhuan District
Ho Chi Minh City
VIETNAM

** J.P. Morgan affiliate	Page 10 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK	(CUSTODY & FUND SERVICES)

Last Updated December 12, 2016

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

*WAEMU - BENIN,	Standard Chartered Bank Côte d’Ivoire SA	Standard Chartered Bank Côte d’Ivoire SA
BURKINA FASO,	23 Boulevard de la Republique 1	Abidjan
GUINEA-BISSAU, IVORY	01 B.P. 1141
COAST, MALI, NIGER,	Abidjan 17
SENEGAL, TOGO*	IVORY COAST

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

ZAMBIA	Standard Chartered Bank Zambia Plc	Standard Chartered Bank Zambia Plc
	Standard Chartered House	Lusaka
Cairo Road
P.O. Box 32238
Lusaka 10101
ZAMBIA

*ZIMBABWE*	Stanbic Bank Zimbabwe Limited	Stanbic Bank Zimbabwe Limited
	Stanbic Centre, 3rd Floor	Harare
59 Samora Machel Avenue
Harare
ZIMBABWE

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

This document is for information only and its contents are subject to change. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. Neither this document nor any of its contents may be disclosed to any third party or used for any other purpose without the proper written consent of J.P. Morgan. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

** J.P. Morgan affiliate	Page 11 of 11	Correspondent banks are listed for information only.

Schedule 1-A

Information Regarding Country Risk

1. To aid the Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A	Opinions of local counsel concerning:

___	i.	Whether applicable foreign law would restrict the access afforded the Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___	ii.	Whether applicable foreign law would restrict the Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___	iii.	Whether applicable foreign law would restrict the Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

___	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of the Customer's Financial Assets.

___	ii.	Whether difficulties in converting the Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2.        To aid the Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports.

Schedule 1-B

ELIGIBLE SECURITIES DEPOSITORIES

(up to date list to be inserted at time of signing)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

ARGENTINA	CVSA	Equity, Corporate Debt, Government Debt
(Caja de Valores S.A.)

AUSTRALIA	ASX Settlement	Equity
(ASX Settlement Pty Limited)

	Austraclear	Corporate Debt, Government Debt
(Austraclear Limited)

AUSTRIA	OeKB CSD GmbH	Equity, Corporate Debt, Government Debt
(Oesterreichische Kontrollbank CSD GmbH)

BAHRAIN	CSD	Equity, Corporate Debt
(Bahrain Bourse - Settlement and Central Depository)

BANGLADESH	BB	Government Debt
(Bangladesh Bank)

	CDBL	Equity, Corporate Debt
(Central Depository Bangladesh Limited)

BELGIUM	Euroclear Belgium	Equity, Corporate Debt
(Euroclear Belgium SA/NV)

	NBB	Corporate Debt, Government Debt
(The National Bank of Belgium)

BERMUDA	BSD	Equity, Corporate Debt, Government Debt
(Bermuda Stock Exchange - Bermuda Securities
Depository)

BOTSWANA	BoB	Government Debt
(Bank of Botswana)

	CSDB	Equity, Corporate Debt
(Central Securities Depository of Botswana Ltd)

BRAZIL	BM&FBOVESPA	Equity
(BM&FBOVESPA S.A. - Bolsa de Valores,
Mercadorias e Futuros)

	CETIP	Corporate Debt
(CETIP S.A. - Mercados Organizados)

	SELIC	Government Debt
(Banco Central do Brasil - Sistema Especial de
Liquidação e Custódia)

BULGARIA	CDAD	Equity, Corporate Debt
(Central Depository AD)

	BNB	Government Debt
(Bulgarian National Bank)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

CANADA	CDS Clearing	Equity, Corporate Debt, Government Debt
(CDS Clearing and Depository Services Inc.)

CHILE	DCV	Equity, Corporate Debt, Government Debt
(Depósito Central de Valores S.A.)

CHINA A-SHARE	CSDCC	Equity, Corporate Debt, Government Debt
(China Securities Depository and Clearing Corporation
Limited)

	SCH	Short-term Corporate Debt
(Shanghai Clearing House)

	CCDC	Corporate Debt, Government Debt
(China Central Depository & Clearing Co., Ltd.)

CHINA B-SHARE	CSDCC	Equity
(China Securities Depository and Clearing Corporation
Limited)

CHINA CONNECT	HKSCC - for China Connect	Equity
(Hong Kong Securities Clearing Company Limited)

COLOMBIA	DCV	Government Debt
(Banco de la Républica de Colombia - Depósito
Central de Valores)

	DECEVAL	Equity, Corporate Debt, Government Debt
(Depósito Centralizado de Valores de Colombia S.A.)

COSTA RICA	InterClear	Equity, Corporate Debt, Government Debt
(InterClear, S.A.)

CROATIA	SKDD	Equity, Corporate Debt, Government Debt
(Središnje klirinško depozitarno društvo d.d.)

CYPRUS	CDCR	Equity, Corporate Debt, Government Debt
(Cyprus Stock Exchange - Central Depository and Central Registry)

CZECH REPUBLIC	CNB (Ceská národní banka)	Short-Term Corporate Debt, Short-Term Government Debt

	CDCP (Centrální depozitár cenných papíru, a.s.)	Equity, Long-Term Corporate Debt, Long-Term Government Debt

DENMARK	VP	Equity, Corporate Debt, Government Debt
(VP Securities A/S)

EGYPT	MCDR	Equity, Corporate Debt, Treasury Bonds
(Misr for Central Clearing, Depository and Registry)

	CBE	Treasury Bills
(Central Bank of Egypt)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

ESTONIA	ECSD	Equity, Corporate Debt, Government Debt
(Eesti Väärtpaberikeskus AS)

FINLAND	Euroclear Finland	Equity, Corporate Debt, Government Debt
(Euroclear Finland Oy)

FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt
(Euroclear France SA)

GERMANY	CBF	Equity, Corporate Debt, Government Debt
(Clearstream Banking AG)

GHANA	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository (GH) Ltd.)

GREECE	BoG	Government Debt
(Bank of Greece)

	ATHEXCSD	Equity, Corporate Debt
(Hellenic Central Securities Depository)

HONG KONG	HKSCC	Equity, Corporate Debt, Government Debt
(Hong Kong Securities Clearing Company Limited)

	CMU	Corporate Debt, Government Debt
(Hong Kong Monetary Authority - Central
Moneymarkets Unit)

HUNGARY	KELER	Equity, Corporate Debt, Government Debt
(Központi Elszámolóház és Értéktár (Budapest) Zrt.)

ICELAND	Nasdaq CSD Iceland hf.	Equity, Corporate Debt, Government Debt
(Nasdaq verðbréfamiðstöð hf.)

INDIA	NSDL	Equity, Corporate Debt
(National Securities Depository Limited)

	CDSL	Equity, Corporate Debt
(Central Depository Services (India) Limited)

	RBI	Government Debt
(Reserve Bank of India)

INDONESIA	KSEI	Equity, Corporate Debt, Government Debt*
	(PT Kustodian Sentral Efek Indonesia)	(*acts as sub-registry)

	BI	Government Debt
(Bank Indonesia)

INTERNATIONAL	Euroclear Bank	Internationally Traded Debt, Equity
SECURITIES	(Euroclear Bank SA/NV)
MARKET

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

INTERNATIONAL	CBL	Internationally Traded Debt, Equity
SECURITIES	(Clearstream Banking S.A.)
MARKET

IRELAND	EUI	Equity, Corporate Debt
(Euroclear U.K. & Ireland Limited)

ISRAEL	TASE-CH	Equity, Corporate Debt, Government Debt
(Tel-Aviv Stock Exchange Clearing House Ltd.)

ITALY	Monte Titoli	Equity, Corporate Debt, Government Debt
(Monte Titoli S.p.A.)

JAPAN	JASDEC	Equity, Corporate Debt
(Japan Securities Depository Center, Incorporated)

	BOJ	Government Debt
(Bank of Japan)

JORDAN	SDC	Equity, Corporate Debt
(Securities Depository Center)

KAZAKHSTAN	KACD	Equity, Corporate Debt, Government Debt
(Central Securities Depository Joint-Stock Company)

KENYA	CDS	Government Debt
(Central Bank of Kenya - Central Depository System)

	CDSC	Equity, Corporate Debt
(Central Depository and Settlement Corporation
Limited)

KUWAIT	KCC	Equity, Corporate Debt
(The Kuwait Clearing Company S.A.K.)

LATVIA	LCD	Equity, Corporate Debt, Government Debt
(Latvian Central Depository)

LEBANON	BDL	Government Debt
(Banque du Liban)

	MIDCLEAR	Equity, Corporate Debt
(Custodian and Clearing Center of Financial
Instruments for Lebanon and the Middle East S.A.L.)

LITHUANIA	CSDL	Equity, Corporate Debt, Government Debt
(Central Securities Depository of Lithuania)

LUXEMBOURG	CBL	Equity, Corporate Debt, Government Debt
(Clearstream Banking S.A.)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS
MALAYSIA	Bursa Depository	Equity, Corporate Debt
(Bursa Malaysia Depository Sdn Bhd)

	BNM	Government Debt
(Bank Negara Malaysia)

MAURITIUS	CDS	Equity, Corporate Debt
(Central Depository & Settlement Co. Ltd)

	BOM	Government Debt
(Bank of Mauritius)

MEXICO	Indeval	Equity, Corporate Debt, Government Debt
(S.D. Indeval S.A. de C.V.)

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt
(Maroclear)

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt
(Euroclear Nederland)

NEW ZEALAND	NZCSD	Equity, Corporate Debt, Government Debt
(New Zealand Central Securities Depository Limited)

NIGERIA	CSCS	Equity, Corporate Debt
(Central Securities Clearing System Plc)

	CBN	Government Debt
(Central Bank of Nigeria)

NORWAY	VPS	Equity, Corporate Debt, Government Debt
(Verdipapirsentralen ASA)

OMAN	MCD	Equity, Corporate Debt, Government Debt
(Muscat Clearing and Depository Co. (S.A.O.C))

PAKISTAN	SBP	Government Debt
(State Bank of Pakistan)

	CDC	Equity, Corporate Debt
(Central Depository Company of Pakistan Limited)

PERU	CAVALI	Equity, Corporate Debt, Government Debt
(CAVALI S.A. I.C.L.V.)

PHILIPPINES	PDTC	Equity, Corporate Debt
(Philippine Depository and Trust Corporation)

	RoSS	Government Debt
(Bureau of Treasury - Registry of Scripless Securities)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

POLAND	KDPW	Equity, Corporate Debt, Long-Term Government Debt
(Krajowy Depozyt Papierów Wartosciowych S.A.)

	RPW	Short-Term Government Debt
(National Bank of Poland - Registry of Securities)

PORTUGAL	INTERBOLSA	Equity, Corporate Debt, Government Debt
(Sociedade Gestora de Sistemas de Liquidação e de
Sistemas Centralizados de Valores Mobiliários, S.A.)

QATAR	QCSD	Equity, Government Debt
(Qatar Central Securities Depository)

ROMANIA	CD S.A.	Equity, Corporate Debt
(Central Depository S.A.)

	NBR	Government Debt
(National Bank of Romania)

RUSSIA	NSD	Equity, Corporate Debt, Government Debt
(National Settlement Depository)

SAUDI ARABIA	Tadawul SDC	Equity, Corporate Debt
(The Saudi Stock Exchange (Tadawul)
Company - Securities Depository Center)

	SAMA	Government Debt
(Saudi Arabian Monetary Authority)

SERBIA	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository and Clearing House)

SINGAPORE	CDP	Equity, Corporate Debt, Government Securities
(The Central Depository (Pte) Limited)

	MAS	Government Securities
(Monetary Authority of Singapore)

SLOVAK REPUBLIC	CDCP	Equity, Corporate Debt, Government Debt
(Centrálny depozitár cenných papierov SR, a.s.)

SLOVENIA	KDD	Equity, Corporate Debt, Government Debt
(Centralna klirinško depotna družba d.d.)

SOUTH AFRICA	Strate	Equity, Corporate Debt, Government Debt
(Strate (Pty) Limited)

SOUTH KOREA	KSD	Equity, Corporate Debt, Government Debt
(Korea Securities Depository)

SPAIN	IBERCLEAR	Equity, Corporate Debt, Government Debt
(Sociedad de Sistemas)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

SRI LANKA	CDS	Equity, Corporate Debt
(Central Depository Systems (Pvt.) Ltd.)

	LankaSecure	Government Debt
(Central Bank of Sri Lanka - LankaSecure)

SWEDEN	Euroclear Sweden	Equity, Corporate Debt, Government Debt
(Euroclear Sweden AB)

SWITZERLAND	SIS	Equity, Corporate Debt, Government Debt
(SIX SIS AG)

TAIWAN	TDCC	Equity, Corporate Debt
(Taiwan Depository and Clearing Corporation)

	CBC	Government Debt
(Central Bank of the Republic of China (Taiwan))

TANZANIA	CDS	Equity, Corporate Debt
(Dar es Salaam Stock Exchange Central Depository
System)

THAILAND	TSD	Equity, Corporate Debt, Government Debt
(Thailand Securities Depository Company Limited)

TRINIDAD AND	TTCD	Equity, Corporate Debt, Government Debt
TOBAGO	(Trinidad and Tobago Central Depository Limited)

TUNISIA	Tunisie Clearing	Equity, Corporate Debt, Government Debt
(Tunisie Clearing)

TURKEY	CBRT	Government Debt
(Türkiye Cumhuriyet Merkez Bankasi A.S.)

	CRA	Equity, Corporate Debt, Government Debt
(Merkezi Kayit Kurulusu A.S.)

UGANDA	CSD	Government Debt
(Bank of Uganda - Central Securities Depository)

	SCD	Equity, Corporate Debt
(Uganda Securities Exchange - Securities Central
Depository)

UKRAINE	NDU	Equity, Corporate Debt
(National Depository of Ukraine)

UNITED ARAB	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt
EMIRATES – ADX

UNITED ARAB	DFM	Equity, Corporate Debt, Government Deb
EMIRATES - DFM	(Dubai Financial Market)

SECURITIES DEPOSITORIES

Last Updated January 30, 2017

MARKET	DEPOSITORY	INSTRUMENTS

UNITED ARAB	NASDAQ Dubai	Corporate Debt
EMIRATES - NASDA	(NASDAQ Dubai Limited)
Q DUBAI

UNITED KINGDOM	EUI	Equity, Corporate Debt, Government Debt
(Euroclear U.K. & Ireland Limited)

UNITED STATES	FRB	Government Debt, Mortgage Backed Securities
(Federal Reserve Bank)

	DTC	Equity, Corporate Debt
(Depository Trust Company)

URUGUAY	BCU	Government Debt
(Banco Central del Uruguay)

VENEZUELA	CVV	Equity, Corporate Debt
(Caja Venezolana de Valores, S.A.)

	BCV	Government Debt
(Banco Central de Venezuela)

VIETNAM	VSD	Equity, Corporate Debt, Government Debt
(Vietnam Securities Depository)

WAEMU - BENIN,	DC/BR	Equity, Corporate Debt, Government Debt
BURKINA FASO,	(Le Dépositaire Central / Banque de Règlement)
GUINEA-BISSAU,
IVORY COAST,
MALI, NIGER,
SENEGAL, TOGO

ZAMBIA	LuSE CSD	Equity, Corporate Debt
(Lusaka Stock Exchange Central Shares Depository)

	BoZ	Government Debt
(Bank of Zambia)

ZIMBABWE	CDC	Equity
(Chengetedzai Depository Company Limited)

This document is for information only and its contents are subject to change. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. Neither this document nor any of its contents may be disclosed to any third party or used for any other purpose without the proper written consent of J.P. Morgan. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Schedule 2 Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.
___________________________20____

We hereby certify that the following is a true copy of the minutes of the Board of Directors of _______________________________* (the "Company") which was duly called and held on ___________________________20____ and at which a duly qualified quorum was present throughout and entitled to vote.

1.	There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. ("J.P. Morgan") for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been provided to J.P. Morgan. Details of any Fund Managers and Advisers had also been provided to J.P. Morgan. The indemnities given to J.P. Morgan in the Custody Agreement were also noted. The meeting considered the form of the Custody Agreement.

2.	IT WAS RESOLVED that the form of Custody Agreement (together with the Schedules and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that _______________________________** be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.	There was produced to the meeting a form of power of attorney ("power of attorney") to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement. The meeting considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company’s constitution.

DIRECTOR

SECRETARY

*Name of Company in full.

**Name of signer of the Agreement.

Schedule 3 List of J.P. Morgan Investor Services Custody Restricted Markets

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING

Schedule 3

J.P. Morgan Investor Services Global Custody Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions

Costa Rica	If J.P. Morgan’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Malawi

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s Malawi Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Malawi Subcustodian. In respect of the cash accounts, J.P. Morgan’s Malawi Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Malawi Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Malawi market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If J.P. Morgan’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Malawi Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

J.P. Morgan Investor Services Global Custody

Market	Restrictions

Tanzania

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s Tanzanian Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Tanzanian Subcustodian. In respect of the cash accounts, J.P. Morgan’s Tanzanian Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Tanzanian Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If J.P. Morgan’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Tanzanian Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s WAEMU Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s WAEMU Subcustodian. In respect of the cash accounts, J.P. Morgan’s WAEMU Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s WAEMU Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

If J.P. Morgan’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe	Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwean Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

J.P. Morgan Investor Services Global Custody

Market	Restrictions

If J.P. Morgan’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Zimbabwe Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

J.P. Morgan Investor Services Global Custody

Annex A Electronic Access

4.	J.P. Morgan may permit the Customer and its Authorized Persons to access certain electronic systems and applications (collectively, the “Products”) and to access or receive electronically Data (as defined below) in connection with the Agreement. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

5.	In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Annex. The Customer acknowledges that elements of the Data, including prices, corporate action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan.

6.	The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

7.	In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products via J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct.

8.	Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. J.P. Morgan shall own all right, title and interest in the data reflecting the Customer usage of the Products or J.P. Morgan’s web site (including, but not limited to, general usage data and aggregated transaction data). J.P. Morgan may use and sublicense data obtained by it regarding the Customer’s use of the Products or J.P. Morgan’s web site, as long as J.P. Morgan does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

9.	The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

10.	The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users upon written request. The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products

11.	The Customer will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

12.	The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Annex

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